UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified in Its Charter)

STILWELL ACTIVIST INVESTMENTS, L.P. STILWELL VALUE PARTNERS VII, L.P. STILWELL ACTIVIST FUND, L.P. STILWELL VALUE LLC JOSEPH D. STILWELL PAULA J. POSKON KERRY G. CAMPBELL
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Stilwell Group, together with the other participants named herein, have filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its director nominees at the 2019 annual meeting of stockholders of Wheeler Real Estate Investment Trust, Inc. (the “Company” or “Wheeler”).

On November 20, 2019, the Stilwell Group delivered a court transcript to Institutional Shareholder Services Inc., a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference, from the October 31, 2019 hearing in the Maryland Circuit Court for Baltimore County (the “Court”) in connection with Stilwell Activist Investments’ action against Wheeler seeking an order compelling the Company to make available for inspection certain financial records, pursuant to Maryland General Corporation Law (the “Complaint”). The Complaint alleges that Stilwell Activist Investments made a demand for books of account on December 20, 2018, in light of a troubling related party loan that Wheeler made in late 2016 to the “Sea Turtle Project” that it permitted to be subordinated, as well as the abysmal performance of the Company. As alleged in the Complaint, the Company’s share price declined substantially in 2018; its CEO was terminated for cause; and the Company stopped paying a dividend to common holders and then defaulted on its dividend obligations to preferred shareholders. In particular, the demand sought records concerning the Company’s loans related to the Sea Turtle Project, where its then CEO, Jon Wheeler, had a financial interest and which were written down and/or written off shortly after the loans were made. The Company failed to comply with Stilwell Activist Investments’ request. As a result, Stilwell Activist Investments initiated a suit to compel the production of these books of account. In April 2019, the Company filed a motion with the Court seeking dismissal of the Complaint. Stilwell Activist Investments opposed the motion, and on October 31, 2019, the Court held a hearing on the motion and denied the Company’s motion to dismiss the Complaint. A copy of the Complaint is also included in Exhibit 1 attached hereto and is incorporated by reference herein.